Board Approval: September 19, 1990
                                        Stockholder Approval: June 6, 1991
                                        Amended: December 11, 1991
                                        Amended: March 25, 1994
                                        Stockholder Approval: June 16, 1994



                                 SCOR U.S. CORPORATION
                            STOCK OPTION PLAN FOR DIRECTORS

          1.   PURPOSE.

               The purpose of this Plan is to promote the interests of the Company and its stockholders by strengthening the Company's ability to attract, motivate and retain qualified directors and by providing its directors with a proprietary interest in the Company's financial success and growth.


          2.   DEFINITIONS.

               The following terms, when used in the Plan, shall have the meanings set forth below, unless otherwise required by the context.

               (a)  Board: The Board of Directors of the Company.

               (b) Common Stock: The Common Stock (par value $0.30 per share) of the Company.

               (c)  Company: SCOR U.S. Corporation, a Delaware Corporation.

               (d) Disability: The inability of a Participant to perform the services normally rendered by such Participant due to any physical or mental impairment that can be expected to be of either permanent or indefinite duration, as determined by the Board or a duly authorized committee of the Board on the basis of appropriate medical evidence.

               (e) Eligible Director: A member of the Board or of the board of directors of a subsidiary of the Company (or both) who is not an employee of the Company or any subsidiary of the Company.

               (f) Fair Market Value: The closing sale price of a share of Common Stock on the date as of which fair market value is to be determined, as reported in the Wall Street Journal's New York Stock Exchange -- Composite Transactions Index, or if such date was not a trading day or no sale was made on such date, the closing sale price so reported for the next preceding trading day on which there was a sale.

               (g) Grant Date: Each of the following dates: (i) the date upon which an individual first becomes an Eligible Director, other than on the date of an annual meeting of the Company's shareholders, and (ii) the third business day following each annual meeting of the Company's shareholders during the term of the Plan.";

               (h)  Option: A stock option granted under this Plan.

               (i) Participant: An Eligible Director who receives an Option under the Plan.

               (j) Plan: The SCOR U.S. Corporation Stock Option Plan for Directors as set forth herein, as the same may be amended from time to time.

               (k) Service: Service as a member of the Board or of a board of directors of a subsidiary of the Company or of both.

          3.   SHARES OF COMMON STOCK SUBJECT TO THE PLAN.

               Subject to the provisions of Section 8, the aggregate number of shares of Common Stock that may be issued or transferred under the Plan shall not exceed 220,000 shares. Such shares may be either authorized but unissued shares or shares issued and thereafter acquired by the Company. Upon the expiration or termination of an unexercised Option, in whole or in part, the number of shares as to which the Option was not exercised shall no longer be charged against the foregoing limitation and may again be made subject to Options under the Plan.


          4.   ADMINISTRATION OF THE PLAN.

               (a) The Plan shall be administered by the Board, which shall have full power to interpret the Plan and, subject to its provisions, to prescribe, amend and rescind rules and to make all other determinations necessary for the Plan's administration; provided, however, that the Board may, in its discretion, delegate its authority under this Section to a committee composed of members of the Board.

               (b) All action taken by the Board (or a committee of the Board) in the administration and interpretation of the Plan shall be final and binding on all concerned.

               (c)  Each member of the Board, when acting in connection with the Plan, shall be considered to be acting in his capacity as a director of the Company.  Members of the Board acting under the  Plan shall be fully  protected in relying  in good faith upon the  advice  of counsel  and  shall incur  no  liability except  for willful  misconduct in  the performance  of their
               duties.   The fact that  a member of  the Board is,  or shall
               theretofore  have been or thereafter may be, a person who has






               received or is eligible to receive an Option shall not disqualify him from taking part in and voting at any time as a member of the Board in favor of or against any amendment or repeal of the Plan or any determination under it.

          5.   ELIGIBILITY.

               Only Eligible Directors shall be eligible to participate in the Plan.


          6.   GRANT OF OPTIONS.

               Each individual who is an Eligible Director on a Grant Date shall automatically be granted on such date an Option to acquire 3,000 shares of Common Stock (subject to adjustment pursuant to Section 8). Each Option shall be evidenced by a written instrument in a form approved by the Secretary of the Company, consistent with the terms and conditions of the Plan. No Options shall be granted under the Plan after December 31, 1999.


          7.   TERMS AND CONDITIONS OF OPTIONS.

               (a) The purchase price of a share of Common Stock under each Option shall be the Fair Market Value of the Common Stock on the Option's Grant Date.

               (b) Subject to the provisions of Section 7(d), an Option granted under the Plan shall become exercisable with respect to 50% of the shares of Common Stock covered thereby on the first anniversary of the Option's Grant Date and with respect to the remainder of the shares on the second anniversary of the Option's Grant Date. To the extent exercisable, an Option may be exercised in whole or in part from time to time, except that an Option may not be exercised for fewer than 100 shares unless such exercise is for all the shares then remaining subject to the Option.

               (c) Each Option shall expire on the tenth anniversary of the Option's Grant Date, unless an earlier expiration date applies pursuant to the provisions of Section 7(d).

               (d) In the event of the termination of a Participant's Service, each Option held by the Participant shall expire one year after such termination and shall be exercisable only to the extent exercisable immediately prior to such termination; provided, however, that each such Option shall be fully exercisable during such one-year period if termination is due to death or Disability or to retirement with the consent of the Board.

               (e) Upon the exercise of an Option, the purchase price shall be payable in full (i) in cash, (ii) by the assignment and delivery to the Company of shares of Common Stock owned by the holder of the Option for at least six months prior to exercise (provided that such shares do not secure any obligation of the Participant to the Company), (iii) by the Participant's full recourse promissory note secured by shares of Common Stock having a Fair Market Value on the exercise date equal to at least two times the principal amount of the note (except to the extent that legal restrictions preclude payment of the par value of the shares by such a note), or
               (iv) by a combination of any of the above. Any shares assigned and delivered to the Company in payment or partial payment of the purchase price will be valued at Fair Market Value on the exercise date. No payment by an assignment of shares or by a promissory note will be allowed except to the extent such payments are permissible under applicable requirements of Federal and state tax, securities and other laws, rules and regulations (including Federal Reserve Board margin requirements) and of any other regulatory authority having jurisdiction.

               (f) Each promissory note delivered by a Participant pursuant to Section 7(e) shall provide for interest payable quarterly at the minimum rate necessary to avoid imputed income under the Internal Revenue Code of 1986, as amended. Each note shall become immediately due and payable in full upon the earliest of (i) the fifth anniversary date of the note, or
               (ii) the last day of the sixth full calendar month following termination of the Participant's Service.


          8.   ADJUSTMENT PROVISIONS.

               (a) If a dividend or other distribution shall be declared upon the Common Stock payable in shares of the Common Stock, the number of shares of the Common Stock then subject to any outstanding Option or Option to be granted under the Plan, and the number of shares of the Common Stock which may be issued or delivered under the Plan in total, shall be adjusted by adding thereto the number of shares of the Common Stock which would have been distributable thereon if such shares had been outstanding on the date fixed for determining the stockholders entitled to receive such stock dividend or distribution.

               (b) If the outstanding shares of the Common Stock shall be changed into or exchangeable for a different number or kind of shares of stock or other securities of the Company or another corporation or other property, whether through reorganization, reclassification, recapitalization, stock split-up, combination of shares, merger or consolidation, then there shall be substituted for each share of the

               CommonStock subject to any then outstanding Option or Option to be granted under the Plan and for each share of the Common Stock which may be issued or delivered under the Plan in total, the number and kind of shares of stock or other securities or property into which each outstanding share of the Common Stock shall be so changed or for which each such share shall be exchangeable.

               (c) In case of any adjustment or substitution as provided for in this Section 8, the aggregate option price for all shares subject to each then outstanding Option prior to such adjustment or substitution shall be the aggregate option price for all shares of stock or other securities (including any fraction) or property to which such shares shall have been adjusted or which shall have been substituted for such shares. Any new option price per share shall be carried to at least three decimal places with the last decimal place rounded upwards to the nearest whole number.

               (d)  No  adjustment  or  substitution  provided  for in  this
               Section 8 shall require the Company to issue or sell a fraction of a share or other security. Accordingly, all fractional shares or other securities which result from any such adjustment or substitution shall be eliminated in exchange for a cash payment at the time of exercise.


          9.   GENERAL PROVISIONS.

               (a) Nothing in the Plan or in any instrument executed pursuant to the Plan will confer upon any Eligible Director any right to continue as a director of the Company or any subsidiary of the Company.

               (b) No shares of Common Stock shall be issued or transferred pursuant to an Option unless and until all then applicable requirements imposed by Federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any stock exchanges upon which the Common Stock may be listed, have, in the opinion of counsel to the Company, been met. The Company may require the Participant to take any reasonable action to meet such requirements.

               (c) No Participant or other person claiming under or through such Participant shall have any rights as a stockholder with respect to any shares of Common Stock subject to an Option until he shall have become the holder of record of such shares.

               (d) Each Option shall be exercisable during the life of the Participant only by the Participant or his guardian or legal representative, and after death only by his designated beneficiary or, absent a beneficiary, by his estate or by a person who acquired the right to exercise the Option by will or the laws of descent and distribution. A Participant may designate a beneficiary for purposes of this paragraph only by filing written notice with the Secretary of the Company in a form acceptable to the Secretary, prior to the Participant's death. Such a designation may be revoked or changed, without the consent of the previously designated beneficiary, in the same manner as an original designation.

               (e) By accepting any benefits under the Plan, each Participant, and each person claiming under or through him, shall be conclusively deemed to have indicated his acceptance and ratification of, and consent to, all provisions of the Plan and any action or decision under the Plan by the Company, its agents and employees, and the Board.

               (f) The validity, construction, interpretation and administration of the Plan and of any determinations or decisions made thereunder, and the rights of all persons having or claiming to have any interest therein or thereunder, shall be governed by, and determined exclusively in accordance with, the laws of the State of Delaware, the state in which the Company is incorporated, but without giving effect to the principles of conflicts of laws thereof.

          10.  AMENDMENT AND TERMINATION.

               (a) The Board shall have the power, in its discretion, to amend, suspend or terminate the Plan at any time. No such amendment shall become effective without approval of the stockholders of the Company if such approval is necessary to comply with Federal or State laws, rules or regulations, or the regulations of any stock exchanges upon which the Common Stock may be listed. Notwithstanding the foregoing, the Plan shall not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder.

               (b)  No  amendment, suspension  or  termination of  the  Plan shall, without the consent of the Participant, alter, terminate, impair or adversely affect any right or obligation under any Option previously granted under the Plan.

          11.  EFFECTIVE DATE AND DURATION OF PLAN.

               This Plan shall become effective as of the date it is approved by the Board, subject to approval by the Company's stockholders. Notwithstanding any other provision of the Plan to the contrary, no Option may be exercised prior to approval by the Company's stockholders, and if such approval is not obtained within one year after approval by the Board, the Plan and all Options granted under it shall be void. Unless the Plan is previously terminated, no further Options shall be granted under the Plan after December 31, 1999.